AMENDMENT NO. 4 TO LOAN AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of September 17, 2007, with respect to that certain Loan Agreement dated as of September 19, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation, as “Borrower,” ARVINMERITOR, INC., an Indiana corporation in its capacity as the initial “Collection Agent,” THREE PILLARS FUNDING LLC, a Delaware limited liability company, and SUNTRUST BANK, a Georgia banking corporation, as “Lenders”, and SUNTRUST ROBINSON HUMPHREY, INC. (F/K/A SUNTRUST CAPITAL MARKETS, INC.), a Tennessee corporation, as “Three Pillars Agent” and as “Administrative Agent”. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Loan Agreement.

BACKGROUND

The parties wish to amend the Loan Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1. Amendments.

(a)          The definitions in Section 1.1 of the Loan Agreement of the following terms are hereby amended and restated in their entirety to read, respectively, as follows:

“Eligible Receivable” means each Receivable that meets the following criteria:

(a)          that was created by an Originator (i) in compliance, in all material respects, with its Credit and Collection Policy and (ii) in the ordinary course of its business;

(b)          that was documented in all material respects in compliance with the applicable Originator’s standard administration and documentation policies and procedures, is evidenced by a purchase order and a conforming invoice or conforming notice of shipment;

(c)	which is not a Defaulted Receivable;

(d)          as to which, at the time of the sale or contribution of such Receivable to Borrower, the applicable Originator was the sole owner thereof and had good and marketable title thereto, free and clear of all Adverse Claims, and which was sold or contributed to Borrower pursuant to the Receivables Sale Agreement free and clear of all Adverse Claims other than in favor of the Administrative Agent for the benefit of the Secured Parties;

(e)          the assignment of which by the applicable Originator to the Borrower pursuant to the Receivables Sale Agreement does not contravene or conflict in any material respect with any applicable law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and that does not contain an enforceable prohibition on sale or assignment or an enforceable provision requiring consent of the Obligor prior to sale or assignment;

(f)           which is denominated and payable in Dollars and is only payable in the United States of America;

(h)          the Obligor of which is not (i) an officer, director or Affiliate of any Originator or Borrower, or (ii) a Governmental Authority;

(i)           which is not owing from an Obligor as to which more than 25% of the aggregate Outstanding Balance of all Receivables owing from such Obligor remains unpaid for 91 or more days past the original due date for such payment;

(j)           that is in full force and effect and constitutes the legally valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms and is not subject to any dispute, right of rescission, recoupment, set-off (inclusive of potential recoupment or set-off by outstanding credit memo in favor of the applicable Obligor), counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or goods returned in accordance with the terms of the Contract);

(k)          that does not contravene in any material respect any applicable requirements of law (including without limitation all laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies in all material respects with all applicable requirements of law and with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the related Originator in connection with the creation or the execution, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

(l)           as to which each of Borrower’s ownership interest and the Administrative Agent’s (for the benefit of the Secured Parties) first priority security interest in such Receivable has been perfected under the applicable Uniform Commercial Code and other applicable laws;

(m)         as to which the Collection Agent or a sub-Collection Agent appointed pursuant to Section 11.2.2(c) is in possession of the related Receivable File;

(n)          which provides for repayment in full of the Unpaid Balance thereof within 120 days of the date of the creation thereof;

(o)          the terms of which have not been modified or waived except as permitted under the Credit and Collection Policy and this Agreement;

(p)          which constitutes an “account” or a “payment intangible” under and as defined in Article 9 of the Uniform Commercial Code of all applicable jurisdictions;

(q)          as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;

(r)	is not a tooling receivable; or

(s)           the Obligor of which is (i) domiciled in the United States (including Puerto Rico), or (ii) is domiciled in an Approved OECD Country or an Other Approved Jurisdiction, provided that (A) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are domiciled in Approved OECD Countries may not exceed 5% of the Aggregate Eligible Balance and (B) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are domiciled in Other Approved Jurisdictions may not exceed 3% of the Aggregate Eligible Balance.

“Facility Limit” means $175,000,000.

“Liquidity Termination Date” means, with respect to each of the Conduit Lenders, the earlier to occur of (a) September 15, 2008, as such date may be extended from time to time by such Conduit Lender’s Liquidity Banks in accordance with its Liquidity Agreement, and (b) the occurrence of an Event of Bankruptcy with respect to such Conduit Lender.

(b)          The following new definitions are hereby inserted in Section 1.1 of the Loan Agreement in their appropriate alphabetical order:

“Approved OECD Country” means (a) each of Australia, Austria, Belgium, Canada, the Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Japan, Korea, Luxembourg, Mexico, The Netherlands, New Zealand, Norway, Poland, Portugal, the Slovak Republic, Spain, Sweden, Switzerland, Turkey and the United Kingdom, and (b) each other country which hereafter becomes a member of the Organization for Economic Cooperation and Development of which the Borrower or the Collection Agent gives the Administrative Agent not less than 30 days’ prior written notice requesting its addition as an “Approved OECD Country,” in each of the foregoing cases described in clause (a) or (b) of this definition, unless and until the Administrative Agent otherwise advises the Borrower and the Collection Agent that such country’s approval has been withdrawn upon not less than three (3) Business Days’ written notice.

“Other Approved Jurisdiction” means each of Brazil, China and India so long as (i) it has a country rating of at least BBB- by S&P and Baa3 by Moody’s, (ii) it is not a country that the United States has imposed Category I economic sanctions under 31 CFR 500 (Foreign Assets Control Regulations), and (iii) the Administrative Agent has not advised the Borrower and the Collection Agent that such country’s approval has been withdrawn upon not less than three (3) Business Days’ written notice.

(c)          The Commitment of SunTrust Bank on the signature pages and Annex A to the Loan Agreement is hereby reduced from “$250,000,000” to “$175,000,000.”

(d)          Section 10.2.5 of the Loan Agreement is hereby amended to delete “7.0%” where it appears and to substitute in lieu thereof “5.0%”.

(e)          Section 10.2.6 of the Loan Agreement is hereby amended to delete “8.5%” where it appears and to substitute in lieu thereof “9.0%”.

(f)           All references in the Loan Agreement to “SunTrust Capital Markets, Inc.” and “STCM” are hereby replaced with “SunTrust Robinson Humphrey, Inc.” and “STRH,” respectively.

(g)          Exhibit F to the Loan Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit 1 hereto.

2. Representations. In order to induce the Agents and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Agents and the Lenders that no Significant Event or Unmatured Significant Event exists and is continuing as of the date hereof.

3. Effectiveness. This Amendment shall become effective and shall inure to the benefit of the Borrower, the Collection Agent, the Lenders, the Agents and their respective successors and assigns when the Administrative Agent shall have received (i) one or more counterparts of this Amendment, duly executed and delivered by each of the parties hereto, and (ii) payment of the Renewal Fee under and as defined in the Co-Agents’ Fee Letter.

5. Ratification. Except as expressly amended above, the Loan Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

<Signature pages follow>

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ARVINMERITOR RECEIVABLES CORPORATION,  AS BORROWER

By: /s/ Mary A. Lehmann

Name: Mary A. Lehmann

Title:	President and Treasurer

ARVINMERITOR, INC.,  AS INITIAL COLLECTION AGENT

By: /s/ Mary A. Lehmann

Name: Mary A. Lehmann

Title: Senior Vice President, Strategic Initiatives, and Treasurer

THREE PILLARS FUNDING LLC, AS A CONDUIT LENDER

By: /s/ Doris J. Hearn

Name: Doris J. Hearn

Title: Vice President

SUNTRUST BANK,  AS A COMMITTED LENDER

By: /s/ William C. Humphries

Name: William C. Humphries

Title:	Managing Director

SUNTRUST ROBINSON HUMPHREY, INC. (F/K/A SUNTRUST CAPITAL MARKETS, INC.),  AS THREE PILLARS AGENT AND AS ADMINISTRATIVE AGENT

By: /s/ Michael G. Maza

Name: Michael G. Maza

Title: Managing Director